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                                                                        EX-99.D5

                SCHEDULE A TO THE INVESTMENT ADVISORY AGREEMENT
                  DATED MAY 31, 1997 AS AMENDED MAY 27, 1999


Advisory Foreign Fixed Income
Advisory Mortgage
Balanced
Balanced Plus              .
Cash Reserves
Domestic Fixed Income
Equity
Fixed Income
Fixed Income II
Global Fixed Income
Growth
High Yield
Intermediate Duration
International Fixed Income
Limited Duration
Mid Cap Growth
Mid Cap Value
Multi-Asset-Class
Multi-Market Fixed Income
Municipal
NY Municipal
Small Cap Growth
Small Cap Value
Special Purpose Fixed Income
Targeted Duration
Value
Value II